UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________

April 24, 2006

BSI2000, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28287	88-0418749
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12600 West Colfax Avenue, Suite B-410 Lakewood, Colorado	80215
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 231-9095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e_4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2006, BSI2000, Inc. (the “Company”) entered into a Second Amended and Restated Securities Purchase Agreement (the “SPA”) with Cornell pursuant to which the Company issued to Cornell secured convertible debentures (the “Debentures”) in the amount of $1,500,000, of which $350,000 was funded on November 3, 2005, $300,000 was funded on February 10, 2006, $250,000 will be funded following on the fifth business day following the date of the SPA, $250,000 will be funded on the thirtieth calendar day following the date of the SPA, $100,000 will be funded on the fifth business day following the increase of the Company’s authorized number of Common Stock, and $250,000 will be funded five business days prior to the date the Company’s registration statement is declared effective by the U.S Security and Exchange Commission.

The Debentures are secured by substantially all of the Company’s assets, have a three-year term and accrue interest at 12% per annum. Cornell is entitled, at its option, to convert, and sell all or any part of the principal amount of the debentures, plus accrued interest thereon, into shares of the Company’s common stock at the price per share equal to the lesser of (a) an amount equal to an amount equal to 120% of the closing bid price of the common stock as listed on a principal market as quoted by Bloomberg LP, on April 24, 2006, or (b) an amount equal to 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date, which may be adjusted pursuant to the other terms of the Debentures.

The Debentures permit the Company to redeem, with three business days advance written notice to Cornell, a portion or all amounts outstanding under the Debentures prior to the maturity date if the closing bid price of the Company’s common stock, as reported by Bloomberg, LP, is less than the Fixed Price (defined below) at the time of the redemption notice. The Company will pay an amount equal to the principal amount outstanding and accrued interest thereon being redeemed, plus a redemption premium of 20% of the amount redeemed. The “Fixed Price” means an amount equal to 120% of the closing bid price of the Company’s common stock as listed on a principal market as quoted by Bloomberg LP on the conversion date, which may be adjusted pursuant to the other terms of the Debentures.

On April 24, 2006, in connection with the issuance of the Debenture, BSI issued five warrants to Cornell as follows: (i) a warrant to purchase 20,000,000 shares of common stock at an exercise price of $0.01 per share (or as subsequently adjusted under the terms of said warrant); (ii) a warrant to purchase 20,000,000 shares of common stock at an exercise price of $.015 per share (or as subsequently adjusted under the terms of said warrant); (iii) a warrant to purchase 20,000,000 shares of common stock at an exercise price of $.03 per share (or as subsequently adjusted under the terms of said warrant); (iv) a warrant to purchase 10,000,000 shares of common stock at an exercise price of $0.02 (or as subsequently adjusted under the terms of the warrant); and (v) a warrant to purchase 5,000,000 shares of common stock at an exercise price of $0.3 per share (or as subsequently adjusted under the terms of said warrant); and (vi) 5,000,000 shares of common stock at an exercise price of $0.04 per share (or as subsequently adjustred under the terms of said warrant). Each warrant has a term of five years. The effective date of each of the forgoing warrants was April 24, 2006.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

Exhibit	Description	Location
Exhibit 10.1	Second Amended and Restated Securities Purchase Agreement, dated effective April 24, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.2	Second Amended and Restated Investor Registration Rights Agreement, dated effective April 24, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.3	Secured Convertible Debenture, dated effective April 24, 2006, issued to Cornell Capital Partners, LP	Provided herewith
Exhibit 10.4	Fourth Amended and Restated Security Agreement, dated effective February 10, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.5	Warrant, dated effective April 24, 2006, issued to Cornell Capital Partners, LP	Provided herewith
Exhibit 10.6	Warrant, dated effective April 24, 2006, issued to Cornell Capital Partners, LP	Provided herewith
Exhibit 10.7	Warrant, dated effective April 24, 2006, issued to Cornell Capital Partners, LP	Provided herewith
Exhibit 10.8	Warrant, dated effective April 24, 2006, issued to Cornell Capital Partners, LP	Provided herewith
Exhibit 10.9	Warrant, dated effective April 24, 2006, issued to Cornell Capital Partners, LP	Provided herewith
Exhibit 10.10	Warrant, dated effective April 24, 2006, issued to Cornell Capital Partners, LP	Provided herewith
Exhibit 10.11	Second Amended and Restated Irrevocable Transfer Agent Instructions, dated effective April 24, 2006, between and among the Company, Cornell Capital Partners, LP and Transfer Agent	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2006		BSI2000, INC.

	By:	/s/ Jack Harper
	Name:	Jack Harper
	Title:	President